                                                                EXHIBIT 23.12


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, with respect to the financial statements of Ventures in Paging L.C., included in the Registration Statement (Form S-3 No. 333-03223) and the related Prospectus for ProNet Inc.

We also consent to the incorporation by reference in the Registration
Statements:

      Form S-8   No. 33-18977   1987 Stock Option Plan

      Form S-8   No. 33-52606   1987 Stock Option Plan

      Form S-8   No. 33-80382   1994 Stock Option Plan

      Form S-8   No. 33-81220   Non-Employee Director
                                  Stock Option Plan

      Form S-8   No. 33-66193   1995 Long Term
                                  Incentive Plan

      Form S-3   No. 33-61279   2,000,000 Shares
                                  registered



                                       /s/  SARTAIN FISCHBEIN & CO.
                                       ----------------------------------
                                            Sartain Fischbein & Co.

May 29, 1996